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                                                                    EXHIBIT 5.1


                                   LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                 KEENAN BUILDING, THIRD FLOOR             OTHER OFFICES:
                       1330 LADY STREET                  Atlanta, Georgia
                 POST OFFICE BOX 11070 (29211)      Charleston, South Carolina
                COLUMBIA, SOUTH CAROLINA 29201      Charlotte, North Carolina
                   TELEPHONE (803) 799-2000         Greenville, South Carolina
                   FACSIMILE (803) 256-7500        Myrtle Beach, South Carolina
                         www.nmrs.com

                                  July 25, 1997






Intelligent Systems Corporation
4355 Shackleford Road
Norcross, GA  30093

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 275,000 additional shares of Common Stock, $.01 par value per share (the "Shares"), which may be offered for sale pursuant to the Company's 1991 Stock Incentive Plan (the "Incentive Plan"). We have also examined the Incentive Plan and the proceedings taken by you in connection with the adoption of the amendment to the Incentive Plan and the sale and issuance of the Shares under the Incentive Plan.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Incentive Plan, will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you solely in connection with the issuance of the Shares, and is not to be relied upon by any other person. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any undertaking to update such opinion or to advise you of subsequent developments affecting the same that hereafter may come to our attention.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.